UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

ARGYLE SECURITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51639	20-3101079
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12903 Delivery Drive San Antonio, TX	78247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 495-5245

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Argyle Security, Inc. (the “Company”) previously reported on a Current Report on Form 8-K dated October 1, 2009, that by a written consent dated October 1, 2009 (the “Stockholder Consent”), the holders of a majority of the issued and outstanding shares of the Company’s common stock, $.0001 par value, and the Company’s Series B Convertible Preferred Stock, $.0001 par value per share, voting together as a class, on an as-converted basis, approved the following actions (collectively, the “Stockholder Consent Actions”):

(A) The amendment and restatement of the Company’s Bylaws; and

(B) The appointment and election of James Read, Robert Davies, Mark Evers, Shawn St. Jean, Bradley Jay, Bal Johal, Luke Jones and Ian Wallis to fill eight (8) newly created directorships in the Board created by the increase in the number of directors constituting the entire Board from six (6) to fourteen (14).

Effective October 12, 2009, each of Lloyd E. Campbell, John “Chip” Smith and General Wesley K. Clark resigned as a director of the Company. At the time of his resignation, Mr. Campbell served as Chairman of the Corporate Governance and Nominating Committee and as a member of the Audit and the Compensation Committees of the Board of Directors of the Company, Mr. Smith served as Chairman of the Compensation Committee and as a member of the Audit and the Corporate Governance and Nominating Committees of the Board of Directors of the Company, and Gen. Clark served as a member of the Compensation Committee of the Board of Directors of the Company.

The Company wants to thank General Clark, Mr. Smith and Mr. Campbell for their exceptional service as directors over the past several years.

By resolutions duly adopted by the Company’s Board of Directors, effective October 13, 2009, (i) each of Messrs. Bal Johal, Ian Wallis, Luke Jones and Bradley Jay resigned as a director of the Company, (ii) the number of directors constituting the entire Board of Directors was reduced from fourteen (14) to seven (7) and (iii) the following persons remained as directors of the Company for the terms set forth opposite such person’s name:

Name	Appointed to the Class of Directors With Term to Expire at the Annual Meeting of Stockholders to be Held in:

Bob Marbut	2010
Ron Chaimovski	2010
Dean H. Blythe	2010
Shawn St. Jean	2011
Mark Evers	2011
James Read	2012
Robert Davies	2012

A copy of the press release announcing the forgoing is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

Dismissal of Pending Actions in Delaware Chancery Court

By resolutions duly adopted by the six incumbent board members of the Company as of October 9, 2009, the six incumbent directors confirmed and ratified the Stockholder Consent Actions. As a result of such confirmation and ratification, on October 13, 2009, Mezzanine Management Fund IV A, L.P. and Mezzanine Management Fund IV Coinvest ‘A’, L.P. filed a notice with the Delaware Court of Chancery to voluntarily dismiss, without prejudice, the pending claim under Section 225 of the Delaware General Corporation Law to hear and confirm the validity of the Stockholder Consent Actions in amending and restating the Company’s Bylaws and filling the eight (8) newly created directorships on the Board and the request for a status quo order permitting the incumbent directors and management to continue to manage the Company’s day-to-day operations during the pendency of the proceeding, but preventing them from taking any corporate actions not conducted in the ordinary course of business.

Distribution of Notice to Shareholders
On or about October 14, 2009, the Company distributed, to holders of record of the Company’s outstanding common stock, units consisting of common stock and warrants and Series B Convertible Preferred Stock (collectively, “Capital Stock”), a Notice to Stockholders pursuant to Section 228 of the Delaware General Corporation Law (the “Notice”). The Notice informed the holders of Capital Stock of the Stockholder Consent and related Stockholder Consent Actions.
A copy of the Notice is filed as Exhibit 99.2 hereto and is hereby incorporated by reference in its entirety into this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 13, 2009.

99.2	Notice to Shareholders dated October 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.

Date: October 14, 2009	By:	/s/ Donald F. Neville
Name: Donald F. Neville
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 13, 2009.

99.2	Notice to Shareholders dated October 13, 2009.